                                                                    EXHIBIT 99.2



WebSpective Software, Inc.
Financial Statements
December 31, 1998

                       Report of Independent Accountants


To the Board of Directors and
Stockholders of WebSpective Software, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of WebSpective Software, Inc. at December 31, 1998, and the results of its operations and its cash flows for the year ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


PRICEWATERHOUSECOOPERS LLP
Boston, Massachusetts
March 16, 1999

WebSpective Software, Inc.
Balance Sheet

-----------------------------------------------------------------------------------------------------------------
                                                                                     December 31,      June 30,
                                                                                         1998            1999
                                                                                     ------------    -----------
                                                                                                      (Unaudited)
Assets
Current assets:
   Cash and cash equivalents                                                         $ 3,782,900     $ 5,796,400
   Restricted cash                                                                        62,400          62,400
   Accounts receivable                                                                    14,000          59,700
   Prepaid expenses and other current assets                                             167,400         229,400
                                                                                     -----------     -----------
       Total current assets                                                            4,026,700       6,147,900

Fixed assets, net                                                                        580,100         496,200
Other assets                                                                              13,500          31,400
                                                                                     -----------     -----------
                                                                                     $ 4,620,300     $ 6,675,500
                                                                                     -----------     -----------
Liabilities, Redeemable Preferred Stock and Stockholders' Deficit
Current liabilities:
   Current portion of long-term debt and capital lease obligations                    $  108,200      $  501,200
   Accounts payable                                                                      124,600          95,500
   Accrued expenses                                                                      632,200       1,087,600
   Deferred revenue                                                                      608,800         829,200
                                                                                     -----------     -----------
       Total current liabilities                                                       1,473,800       2,513,500

Long-term debt and capital lease obligations                                             172,700       2,434,300
                                                                                     -----------     -----------
       Total liabilities                                                               1,646,500       4,947,800
                                                                                     -----------     -----------
Commitments (Note 11)

Redeemable preferred stock:
  Series A redeemable convertible preferred stock, $.01 par value;
     3,035,000 shares authorized; at December 31, 1998 and June 30, 1999
      (unaudited), respectively, 3,028,333 shares issued and
      outstanding at December 31, 1998 and June 30, 1999 (unaudited), at
      redemption value                                                                 3,028,400       3,028,400
  Series B redeemable convertible preferred stock, $.01 par value;
      3,525,364 and 3,905,984 shares authorized at December 31, 1998 and at
      June 30, 1999 (unaudited), respectively; 3,525,324 and 3,545,324 shares issued and outstanding at December 31, 1998 and June 30, 1999
      (unaudited), respectively, at redemption value                                   8,561,600       8,610,200
   Shareholder notes receivable                                                         (145,700)       (109,300)
                                                                                     -----------     -----------
       Total redeemable preferred stock                                               11,444,300      11,529,300
                                                                                     -----------     -----------
Stockholders' deficit:
  Common stock, $.01 par value; 13,000,000 and 13,380,660 shares authorized at December 31, 1998 and June 30, 1999 (unaudited) respectively;
     2,605,000 and 3,523,000 shares issued at December 31, 1998, and June 30, 1999
     (unaudited), respectively; 2,486,500 and 3,523,000 shares outstanding at
     December 31, 1998 and June 30, 1999 (unaudited), respectively                        26,100          35,200
  Additional paid-in capital                                                              97,500       3,354,800
  Deferred compensation                                                                        -        (843,300)
  Shareholder notes receivable                                                           (87,000)       (237,600)
  Treasury stock                                                                         (11,800)              -
  Accumulated deficit                                                                 (8,495,300)    (12,110,700)
                                                                                     -----------     -----------
       Total stockholders' deficit                                                    (8,470,500)     (9,801,600)
                                                                                     -----------     -----------
                                                                                     $ 4,620,300     $ 6,675,500
                                                                                     ===========     ===========

  The accompanying notes are an integral part of these financial statements.

WebSpective Software, Inc.
Statement of Operations

-------------------------------------------------------------------------------------------------------------------
                                                                    Year ended              Six Months Ended
                                                                   December 31,         June 30,          June 30,
                                                                       1998               1998              1999
                                                                   -----------       -----------        -----------
                                                                                     (Unaudited)        (Unaudited)
Revenue:
   Product                                                           $ 270,000         $ 270,000        $   796,200
   Service                                                             623,900           170,000            526,400
                                                                   -----------       -----------        -----------
       Total revenue                                                   893,900           440,000          1,322,600
                                                                   -----------       -----------        -----------
Cost of sales:
   Product                                                              14,400            14,400             25,800
   Service                                                             124,100            31,500            361,700
                                                                   -----------       -----------        -----------
       Total cost of sales                                             138,500            45,900            387,500
                                                                   -----------       -----------        -----------
        Gross profit                                                   755,400           394,100            935,100
                                                                   -----------       -----------        -----------
Operating expenses:
   Research and development                                          2,804,700         1,057,900          1,227,800
   Selling and marketing                                             3,205,100         1,543,300          2,517,600
   General and administrative                                        1,171,800           474,600            742,400
                                                                   -----------       -----------        -----------
     Total operating expenses                                        7,181,600         3,075,800          4,487,800
                                                                   -----------       -----------        -----------
     Loss from operations                                           (6,426,200)       (2,681,700)        (3,552,700)

   Interest income/(expense), net                                       86,300            14,000            (62,700)
                                                                   -----------       -----------        -----------
     Net loss                                                      $(6,339,900)      $(2,667,700)       $(3,615,400)
                                                                   ===========       ===========        ===========

   The accompanying notes are an integral part of these financial statements.

WebSpective Software, Inc.
Statement of Changes in Stockholders' Deficit

                                                           Common stock
                                                        -------------------  Additional      Deferred     Shareholder
                                                                     Par       paid-in        stock         notes
                                                          Shares    value      capital     compensation    receivable
                                                        ---------  --------  -----------   ------------    ------------
Balance at December 31, 1997                            1,500,000   $15,000   $  (14,000)  $        -       $       -

Exercise of common stock options                        1,169,000    11,700      121,300                       (95,000)

Issuance costs of Series B preferred stock

Repurchase of common stock held in treasury                                                                      8,000

Repurchase and retirement of common stock                 (64,000)     (600)      (9,800)

Net loss
                                                        ---------   -------   ----------    ----------       ---------
Balance at December 31, 1998                            2,605,000    26,100       97,500                       (87,000)

Exercise of common stock options (unaudited)              538,000     5,400      174,000             -        (152,600)

Exercise of Fidelity warrants A (unaudited)               500,000     5,000      495,000

Payments on shareholder loans (unaudited)                                                                        2,000

Retirement of common stock held in treasury (unaudited)  (118,500)   (1,200)     (10,600)

Repurchase and retirement of common stock (unaudited)      (1,500)     (100)        (400)

Deferred stock compensation related to stock option
   and warrant grants (unaudited)                                              2,599,300      (920,900)

Amortization of deferred stock compensation
   (unaudited)                                                                                  77,600

Net loss (unaudited)
                                                        ---------   -------   ----------    ----------       ---------
Balance at June 30, 1999 (unaudited)                    3,523,000   $35,200   $3,354,800    $ (843,300)      $(237,600)
                                                        =========   =======   ==========    ==========       =========
                                                                                           Total
                                                             Treasury    Accumulated    stockholders'
                                                              stock        deficit         deficit
                                                             --------    -----------    -------------
Balance at December 31, 1997                                 $      -    $(2,076,500)    $ (2,075,500)

Exercise of common stock options                                                               38,000

Issuance costs of Series B preferred stock                                   (78,900)         (78,900)

Repurchase of common stock held in treasury                   (11,800)                         (3,800)

Repurchase and retirement of common stock                                                     (10,400)

Net loss                                                                  (6,339,900)      (6,339,900)
                                                             --------   ------------      -----------
Balance at December 31, 1998                                  (11,800)    (8,495,300)      (8,470,500)

Exercise of common stock options (unaudited)                                                   26,800

Exercise of Fidelity warrants A (unaudited)                                                   500,000

Payments on shareholder loans (unaudited)                                                       2,000

Retirement of common stock held in treasury (unaudited)        11,800                               -

Repurchase and retirement of common stock (unaudited)                                            (500)

Deferred stock compensation related to stock option
   and warrant grants (unaudited)                                                           1,678,400

Amortization of deferred stock compensation
   (unaudited)                                                                                 77,600

Net loss (unaudited)                                                      (3,615,400)      (3,615,400)
                                                              --------  ------------      -----------
Balance at June 30, 1999 (unaudited)                          $      -  $(12,110,700)     $(9,801,600)
                                                              ========  ============      ===========

  The accompanying notes are an integral part of these financial statements.

WebSpective Software, Inc.
Statement of Cash Flows

------------------------------------------------------------------------------------------------------------------
                                                                  Year Ended                Six Months Ended
                                                                 December 31,          June 30,          June 30,
                                                                     1998               1998              1999
                                                                 ------------       ------------      ------------
                                                                                     (Unaudited)       (Unaudited)
Increase (Decrease) in Cash Equivalents
Cash flows from activities:
   Net loss                                                     $  (6,339,900)     $  (2,667,700)    $  (3,615,400)
   Adjustments to reconcile net loss to net cash
     used by operating activities:
     Depreciation                                                     191,700             56,300           129,200
     Compensation and marketing expense related to stock
       option and warrant grants                                            -                  -         1,464,000
     Loss on equipment disposal                                        19,400              1,400                 -
     Changes in assets and liabilities:
       Accounts receivable                                            211,200            188,400           (45,700)
       Prepaid expenses and other current assets                      (74,600)           (31,400)          (62,000)
       Accounts payable                                                48,400            268,800           (29,000)
       Accrued expenses                                               535,200           (134,500)          455,400
       Deferred revenue                                               365,000            206,100           220,400
                                                                 ------------       ------------      ------------
        Net cash used in operating activities                      (5,043,600)        (2,112,600)       (1,483,100)
                                                                 ------------       ------------      ------------
Cash flows from investing activities:
   Investment in certificate of deposit                               (62,400)                 -                 -
   Purchases of fixed assets                                         (419,100)          (122,400)          (45,200)
   Decrease (increase) in other assets                                 18,800              1,300           (17,900)
   Payments received on shareholder loans                                   -                  -            38,400
                                                                 ------------       ------------      ------------
        Net cash used in investing activities                        (462,700)          (121,100)          (24,700)
                                                                 ------------       ------------      ------------
Cash flows from financing activities:
   Proceeds from issuance of redeemable convertible
     preferred stock, net of issuance costs                         8,337,000          8,337,000            48,600
   Proceeds from issuance of common stock                              38,000             28,800           526,800
   Repurchase and retirement of common stock                          (10,400)                 -              (500)
   Purchase of common stock held in treasury                           (3,800)                 -                 -
   Proceeds from issuance of long-term debt                           110,500            110,500         3,000,000
   Principal payments on long-term debt                               (41,600)                 -           (40,100)
   Payments under capital lease obligations                           (17,100)            (3,600)          (13,500)
                                                                 ------------       ------------      ------------
        Net cash provided by financing activities                   8,412,600          8,472,700         3,521,300
                                                                 ------------       ------------      ------------
Net increase in cash and cash equivalents                           2,906,300          6,239,000         2,013,500

Cash and cash equivalents, beginning of period                        876,600            876,600         3,782,900
                                                                 ------------       ------------      ------------
Cash and cash equivalents, end of period                         $  3,782,900       $  7,115,600      $  5,796,400
                                                                 ============       ============      ============
Non-cash financing and investing activities:
Capital lease obligations incurred for fixed assets               $    63,100        $    46,600         $       -
Note payable issued in exchange for fixed assets                       87,400                  -                 -
Notes received from shareholders in exchange for
  Series B Preferred stock                                            145,700            145,700           152,600
Notes received from employees in connection with
  exercise of options to purchase common stock                         95,000             95,000                 -
Cancellation of employee note in connection with
  repurchase of common shares held in treasury                         (8,000)                 -                 -
Retirement of common stock held in treasury                                 -                  -            11,800

Supplemental disclosure of cash flow information:
Interest paid                                                     $    26,000         $    9,900       $   103,200

  The accompanying notes are an integral part of these financial statements.

WebSpective Software, Inc.
Notes to Financial Statements
--------------------------------------------------------------------------------

1.   Nature of Business and Basis of Presentation

     Nature of Business

     WebSpective Software, Inc. (the "Company") commenced operations in March 1997 and is engaged in the research, development, marketing, and sale of Internet operations management solutions for commerce-critical web sites. The Company's software and related services allow users to effectively manage multi-server, multi-location web environments. The Company's principal markets are domestic and international businesses with commerce-critical web sites.

     Basis of Presentation

     Since its organization, the Company has devoted a significant portion of its efforts to research and development, recruiting management and technical staff, business planning and raising capital. Accordingly, through December 31, 1998, the Company was considered to be in the development stage, as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, Accounting and Reporting by Development Stage Enterprises. However, in 1999, the Company has commenced its planned principal operations and, accordingly, is no longer considered to be a development stage enterprise.


2.   Summary of Significant Accounting Policies

     Cash and Cash Equivalents

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company invests its excess cash in money market funds of major financial institutions and U.S. Treasury securities which are subject to minimal credit and market risk.

     Restricted cash represents a certificate of deposit required by the lease agreement for the Company's principal operating facility.

     All of the Company's cash equivalents are recorded at fair value and classified as available-for-sale in accordance with SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities. At December 31, 1998, the Company's cash equivalents include money market funds of $3,427,300. Unrealized gains and losses on the Company's cash equivalents were insignificant at December 31, 1998.

     Financial Instruments

     At December 31, 1998, the Company's financial instruments consist of cash and cash equivalents, accounts receivable, and short- and long-term debt. The carrying value of these instruments approximates their fair value.

     Revenue Recognition

     Revenue from the sale of software is recognized in accordance with Statement of Position 97-2, Software Revenue Recognition. Product revenue consists of revenue from the licensing of software rights and is recognized at the time of shipment of the product to the customer, provided that the Company has no remaining obligations, collectibility is considered probable and fees are fixed and determinable. Where there are obligations that are essential to the functionality of the software installed, license fees are recorded over the expected term of the customization period. Service revenues consist primarily of installation, training and project management, which are recognized as the related services are performed, and of maintenance revenue, which is recognized ratably over the contractual period, generally twelve months.

WebSpective Software, Inc.
Notes to Financial Statements
--------------------------------------------------------------------------------

     Fixed Assets

     Fixed assets are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the related assets, ranging from three to four years. Assets held under capital lease and leasehold improvements are amortized on a straight-line basis over the shorter of their estimated useful lives or remaining lease term.

     Research and Development and Software Development Costs

     Costs incurred in the research and development of the Company's products are expensed as incurred. Costs associated with the development of computer software are expensed prior to establishment of technological feasibility (as defined by SFAS No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed) and capitalized thereafter. No software development costs were capitalized through December 31, 1998 since such costs incurred subsequent to establishment of technological feasibility were not material to the financial statements.

     Stock-Based Compensation

     The Company accounts for employee stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, Accounting For Stock Issued to Employees, and related interpretations ("APB No. 25"); accordingly, compensation expense is recorded for options awarded to employees and directors to the extent that the exercise prices are less than the common stock's fair market value on the date of grant, where the number of options and exercise price are fixed. The difference between the fair value of the Company's common stock and the exercise price of the stock option is recorded as deferred stock compensation. Deferred stock compensation is amortized to compensation expense over the vesting period of the underlying stock option. The Company follows the disclosure requirements of SFAS No. 123, Accounting for Stock-Based Compensation (Note
     8).

     Concentration of Credit Risk and Major Customer Information

     Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of trade accounts receivable. The Company performs ongoing evaluations of customers' financial condition and generally does not require collateral. One customer accounted for 100% of revenues and accounts receivable at December 31, 1998.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Unaudited Interim Financial statements

     The financial statements and related notes as of June 30, 1999 and for the six months ended June 30, 1998 and 1999 are unaudited. In the opinion of the Company's management, the unaudited interim financial statements included all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations for these interim periods. The results of operations for the six months ended June 30, 1999 are not necessarily indicative of the results of operations for the year ended December 31, 1999 or any other future period.

WebSpective Software, Inc.
Notes to Financial Statements
--------------------------------------------------------------------------------

3.   Fixed Assets

     Fixed assets at December 31, 1998 consist of the following:

                                            Useful Life              December 31,
                                              (years)                   1998
                                            -----------               ---------
     Computers and equipment                    3-4                   $ 382,500
     Furniture and fixtures                      3                      240,900
     Purchased software                          3                       77,500
     Leasehold improvements                  lease term                 100,000
                                                                      ---------

                                                                        800,900
     Less - accumulated depreciation                                   (220,800)
                                                                      ---------

                                                                      $ 580,100
                                                                      ---------

     Depreciation expense relating to fixed assets was $191,700 for the year ended December 31, 1998. Furniture and fixtures includes $49,100 for assets held under capital leases at December 31, 1998. Computers and equipment includes $14,000 at December 31,1998 for assets held under capital leases. Accumulated depreciation for assets under capital lease was $13,900 at December 31, 1998.

4.   Accrued Expenses

     Accrued expenses consist of the following:

                                  December 31,
                                     1998
                                  ------------

     Royalty                       $100,000
     Payroll and related            229,500
     Other                          302,700
                                   --------

                                   $632,200
                                   --------

5.   Long-Term Debt

     During 1997, the Company entered into a Loan and Security Agreement ("Loan Agreement") with a bank, which provided for a $200,000 line of credit for equipment purchases ("Equipment Line"). The Equipment Line bears interest at the bank's prime rate plus 1.5% (9.5% at December 31, 1998) and is secured by all assets of the Company.

WebSpective Software, Inc.
Notes to Financial Statements
--------------------------------------------------------------------------------

     On December 19, 1997, the Company entered into a Loan Modification Agreement ("Loan Modification"), which extended the date through which advances could be requested on the Equipment Line to June 30, 1998. In addition, under the Loan Modification, principal payments on borrowings made against the Equipment Line were suspended until July 31, 1998.
     Through July 31, 1998, the Company was required to make monthly interest payments only, on outstanding balances. On July 31, 1998, borrowings of $185,000 under the Equipment Line were converted into a three-year term loan payable in 36 equal monthly installments of $5,200 plus interest. The Company is committed to pay principal amounts under the term loan of approximately $62,000, $62,000 and $31,000 during the years ended December 31, 1999, 2000 and 2001.

     The Company is required to maintain compliance with certain restrictive and financial covenants, as defined in the Loan Agreement. As of December 31, 1998, the Company was in compliance with these covenants.

     On July 1, 1998, the Company purchased office equipment from its landlord by issuing a non-interest bearing note payable ("Note Payable") for $100,800, to be paid in 36 equal monthly installments. The Company recorded the Note and office equipment at $87,400, which represents the present value of the Note using a 9.5% implied interest rate. The discount on the Note of $13,400 is being amortized to interest expense over the 36 month term. The Company is committed to pay principal amounts under the Note of approximately $27,500, $30,200 and $19,000 during the years ended December 31, 1999, 2000 and 2001.

     Long-term debt at December 31, 1998 consists of the following:

                                                 December 31,
                                                     1998
                                                 ------------

     Term loan/Equipment Line                     $154,600
     Note Payable                                   76,700
     Capital lease obligations (Note 9)             49,600
                                                  --------

                                                   280,900

     Less - current portion                        108,200
                                                  --------

                                                  $172,700
                                                  --------

     In March 1999, the Company entered into a Subordinated Loan and Security Agreement ("Subordinated Loan") with a financing company ("Lender"). Under the Subordinated Loan, the Company has the ability to borrow up to $3,000,000, in minimum installments of $500,000 each through March 2000. The repayment schedule for each installment consists of nine monthly payments of interest only, followed by 27 monthly payments of principal and interest. The loan is subordinate in right of payment of interest and principal to the Equipment Line, bears interest at 12% and is collateralized by substantially all the assets of the Company. In addition, the Company is required to comply with certain restrictive covenants under the Subordinated Loan.

WebSpective Software, Inc.
Notes to Financial Statements
--------------------------------------------------------------------------------

     The Company also entered into a Master Lease Agreement ("Master Lease") during March 1999 with the same Lender. Under the Master Lease, the Company is able to finance the purchase of equipment, software and leasehold improvements ("Property") up to $750,000. The initial term under the Master Lease is 48 months, with the option to extend for an additional year. Payments under the Master Lease are due monthly commencing generally upon acquisition of the Property.

     In connection with the Subordinated Loan and Master Lease, the Company issued the Lender two warrants to purchase 166,763 and 13,897 shares of Series B Preferred, respectively, at an exercise price of $2.43 per share, subject to certain anti-dilutive adjustments. The warrants are exercisable for a period of ten years, or for a period of five years from the effective date of the Company's initial public offering, whichever is earlier. The Company recorded the fair value of the warrants as additional paid-in capital and debt discount and will amortize the discount to interest expense over the term of the Subordinated Loan and Master Lease. Actual drawdowns during the six months ended June 30, 1999 (unaudited) totaled $3,000,000.

     (Unaudited) - During the six months ended June 30, 1999, the Company recorded a debt discount of $318,500 related to these warrants and recognized $26,550 in interest expense related to amortization of the debt discount.


6.   Redeemable Convertible Preferred Stock

     The Series A and Series B redeemable convertible preferred stock (the "Series A Preferred" and "Series B Preferred") have the following rights:

       Voting Rights

       Preferred stockholders are entitled to the number of votes equal to the number of shares of common stock into which the Series A Preferred or Series B Preferred shares are then convertible. Preferred stockholders vote together with common stockholders as one class. The holders of Series A Preferred, voting as a single class, have the right to elect two members of the Board of Directors. The holders of Series B Preferred, voting as a single class, have the right to elect one member of the Board of Directors.

       Conversion

       Each share of the Series A Preferred and Series B Preferred is currently convertible, at the option of the holder, into one share of common stock, subject to certain anti-dilutive adjustments. Each share will automatically convert into common stock upon the completion of an initial public offering of the Company's common stock at a price of at least $5.00 per share and with gross proceeds to the Company of at least $15.0 million.

WebSpective Software, Inc.
Notes to Financial Statements
--------------------------------------------------------------------------------

          Dividends and Liquidation Preferences

          The holders of Series A Preferred and Series B Preferred are entitled to receive dividends in the same amounts as declared on the number of shares of common stock into which each share is then convertible. In the event of liquidation of the Company, the holders of Series B Preferred are entitled to receive, prior and in preference to any distribution to the holders of the Series A Preferred and the common stock, an amount equal to $2.43 per share, plus any declared but unpaid dividends ("Series B Liquidation Amount"). The holders of Series A Preferred are entitled to receive, prior and in preference to any distribution to the holders of the common stock, an amount equal to $1.00 per share, plus any declared but unpaid dividends ("Series A Liquidation Amount"). In addition, the Series A Preferred and Series B Preferred stockholders are entitled to share ratably with the holders of common stock in any remaining distribution, provided that the total amount paid does not exceed $5.00 per share.

          Redemption Rights

          At the election of any holder of Series A Preferred or Series B Preferred, the Company is required to redeem any outstanding shares of the stock for cash consideration equal to the respective Series A and Series B Liquidation Amounts. The Series A Preferred and Series B Preferred are redeemable at any time on or after February 28, 2004 and the liquidation preference amount is payable in three equal annual installments beginning on the date of redemption.


7.   Stockholders' Equity

     Common Stock

     Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company's common stockholders. Common stockholders are entitled to receive dividends, as may be declared by the Board of Directors, if any, subject to any preferential dividend rights of the preferred stockholders. At December 31, 1998, the Company had reserved a total of 8,632,911 shares of common stock for issuance under the Company's stock option plan, conversion of preferred stock and exercise of stock purchase warrants.

     Common Stock Purchase Warrants

     In April 1997, the Company issued a warrant to a customer/shareholder for the purchase of 120,000 shares of the Company's common stock at an exercise price of $1.50 per share; the warrant expires in April 2002. In conjunction with the issuance of the Series B Preferred in June 1998, the Company fully vested the existing warrant and issued to the same customer/shareholder "Warrant-A" and "Warrant-B." The existing purchase warrant was determined to have an insignificant fair value.

     Warrant-A is for the purchase of 500,000 shares of the Company's common stock at an exercise price of $1.00 per share. The warrant becomes exercisable if the warrant holder pays at least $500,000 during the period May 1, 1998 through December 31, 1998 and $1,000,000 during the period May 1, 1998 through December 31, 1999 for the licensing of software products or the performance of consulting services. Of these payments, at least 50% of the aggregate dollar amount must be for the licensing of the Company's software products. The warrant holder satisfied these conditions during December 1998 and the warrant vested accordingly. Warrant-A was determined to have an insignificant fair value.

WebSpective Software, Inc.
Notes to Financial Statements
--------------------------------------------------------------------------------

     Warrant-B is for the purchase of 205,880 shares of the Company's common stock at an exercise price of $2.43 per share. The warrant becomes exercisable if the warrant holder pays at least $2,000,000 during the period May 1, 1998 through December 31, 1999 for the licensing of software products or the performance of consulting services. Of these payments, at least 50% of the aggregate dollar amount must be for the licensing of the Company's software products. As of December 31, 1998, these vesting conditions were not met. Warrant-B was determined to have an insignificant value at December 31, 1998.

     (Unaudited) - During the six months ended June 30, 1999, the customer/shareholder met the requirements for Warrant-B to become exercisable. Accordingly, the Company updated its computation of the fair value of Warrant-B and, in the six months ended June 30, 1999, recognized related expense of $1,003,000.

     Treasury Shares

     Of the common stock issued, 118,500 shares with a cost basis of $11,800 were held by the Company as treasury shares at December 31, 1998.

     Shareholder Notes Receivable

     During 1998, the Company accepted full recourse promissory notes from certain officers and employees totaling $240,700 for the purchase of 60,000 shares of Series B Preferred and the exercise of options to purchase 850,000 shares of the Company's common stock. Interest on the notes is computed annually at the "Applicable Federal Rate" prescribed under the Internal Revenue Code of 1986. Principal and accrued interest are due at the end of five years or 90 days after an employee's termination, whichever is earlier. The notes, which are included in stockholders' equity, are secured by the related Series B Preferred and common shares or other marketable securities having a fair market value at least equal to the amount of the note. In 1998, no principal or interest payments were paid to the Company by the borrowers and $8,000 in notes were forgiven to repurchase common shares held in treasury.


8.   Stock Option Plan

     In March 1997, the Company's stockholders approved the 1997 Stock Option Plan (the "1997 Plan") which provides for the grant of incentive and nonqualified stock options for the purchase of up to an aggregate of 1,500,000 shares of the Company's common stock by officers, employees, non-employee directors and consultants of the Company. In June 1998, the number of shares issuable under the 1997 Plan was increased to 2,351,667. The Board of Directors which is responsible for administering the 1997 Plan, determines the term of each option, option exercise price, number of shares for which each option is granted, the rate at which each option is exercisable and the vesting term.

     Generally, options granted under the 1997 Plan are immediately exercisable and the rights of the underlying common stock vest over a period of four to five years from the date of grant. Any unvested stock issued is subject to repurchase agreements whereby the Company has the right, but not the obligation, to repurchase unvested shares upon termination of employment at the original exercise price per share for the option. At December 31, 1998, 789,366 shares of the Company's common stock issued pursuant to the 1997 Plan remained subject to repurchase.

WebSpective Software, Inc.
Notes to Financial Statements
--------------------------------------------------------------------------------

     Under the 1997 Plan, incentive and nonqualified stock options may be granted to any officer, employee, consultant or director at an exercise price per share of not less than the fair value per common share on the date of grant (not less than 110% of the fair value in the case of holders of more than 10% of the Company's voting stock). Options granted under the 1997 Plan generally expire ten years from the date of grant (five years for incentive stock options granted to holders of more than 10% of the Company's voting stock).

     The Company granted options to purchase 5,000 and 104,000 shares of common stock during 1998 and 1997, respectively, and 22,500 of restricted stock to consultants and advisory board members in exchange for services rendered. The options granted in 1998 and options granted in 1997 for 4,000 shares were exercisable immediately; the remaining 1997 options and restricted stock vest ratably over five years. The value ascribed to these options was not material to the financial statements at December 31, 1998.

     (Unaudited) - During the six months ended June 30, 1999, the Company remeasured the fair value of the unvested non-employee options and restricted common stock granted during 1997. Such remeasurement resulted in the Company recognizing compensation expense of $357,000 in the six months ended June 30, 1999. The fair values were determined under the Black-Scholes model including adjustments for revaluations at each period-end of the unvested options.

     Transactions under the 1997 Plan for the year ended December 31, 1998 are summarized as follows:

                                                                     Weighted
                                                                     Average
                                                                     Exercise
                                                     Shares           Price
                                                  -----------      -----------
     Outstanding at beginning of year                 935,000         $.10
     Granted                                          787,750          .21
     Exercised                                     (1,169,000)         .11
     Canceled                                         (90,500)         .22
                                                  -----------

     Outstanding at end of year                       463,250         $.22
                                                  -----------

     Options exercisable at year end                  463,250


     Weighted average fair value of options
      granted during the year                     $       .06

     Options available for future grant               783,417

WebSpective Software, Inc.
Notes to Financial Statements
--------------------------------------------------------------------------------

     The following table summarizes information about options outstanding at December 31, 1998:

                                                  Weighted-
                                                   Average
                                                  Remaining
      Exercise             Number                Contractual                 Number
       Price            Outstanding              Life (Years)             Exercisable
      --------          -----------              ------------             -----------
       $0.10             182,000                   8.56                    182,000
       $0.30             281,250                   9.10                    281,250
                         -------                                           -------

                         463,250                                           463,250
                         -------                                           -------

     The fair value of each option grant was estimated on the date of grant using the minimum value method with the following assumptions for grants in 1998: dividend yield of 0.0%; no volatility; risk free interest rates of 5.3% at December 31, 1998, and a weighted average expected option term of
     5.5 years.

     Compensation expense recognized for the Company's stock option plan under APB No. 25 was not significant through December 31, 1998. Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant dates, as prescribed in SFAS No. 123, the Company's net loss would not have been materially different. Since options vest over several years and additional option grants are expected to be made each year, the above pro forma disclosures are not necessarily representative of pro forma effects on reported operations for future years.

     (Unaudited) During the six months ended June 30, 1999, stock options to purchase 595,250 and 74,000 shares of common stock and 20,000 shares of Series B Preferred were granted to employees with exercise prices of $0.30, $0.60, and $2.43, respectively. These exercise prices were below the estimated fair market value of the Company's common stock and Series B Preferred at the date of grant. Deferred stock compensation of $920,900 was recorded in accordance with APB No. 25, and will be amortized over the vesting periods of the underlying options, generally four years. Related stock compensation expense of $77,600 was recognized during the six months ended June 30, 1999.

WebSpective Software, Inc.
Notes to Financial Statements
--------------------------------------------------------------------------------

9.   Income Taxes

     The significant components of the net deferred tax asset are as follows:

                                                      December 31,
                                                         1998
                                                      ------------
     Deferred tax assets:
      Net operating loss carryforwards                 $ 3,325,000
      Research and development tax credit
       carryforwards                                       231,000
      Reserves not currently deductible                     36,000
      Depreciation                                           1,000
                                                       -----------

                                                         3,593,000
      Deferred tax asset valuation allowance            (3,593,000)
                                                       -----------

                                                       $         -
                                                       -----------


     Income taxes computed using the federal statutory income tax rate differ from the Company's effective tax rate primarily due to the following:

                                                                     December 31,
                                                                        1998
                                                                     ------------
     Income tax expense (benefit) at US federal
      statutory tax rate                                              $(2,155,600)
     State income taxes, net of federal tax effect                       (700,000)
     Permanent items                                                      (84,800)
     Other                                                                234,400
     Change in deferred tax asset valuation allowance                   2,706,000
                                                                      -----------

                                                                      $         -
                                                                      -----------

     The Company has provided a valuation allowance for the full amount of its net deferred tax asset since realization of these future benefits is not sufficiently assured at December 31, 1998. Should the Company achieve profitability, these deferred tax assets may be available to offset future income tax liabilities and expense.

     At December 31, 1998, the Company had federal and state net operating loss carryforwards of approximately $8,244,000 which expire at various dates through 2018. The Company also had federal and state research and development tax credit carryforwards of approximately $231,000 which expire at various dates through 2018. Under the Internal Revenue Code, certain substantial changes in the Company's ownership may limit the amount of net operating loss and tax credit carryforwards that can be utilized to offset future taxable income or tax liability.

10.  Employee Retirement Plan

WebSpective Software, Inc.
Notes to Financial Statements
--------------------------------------------------------------------------------

     In 1998, the Company adopted a defined contribution plan established under the guidelines of Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees and allows participants to defer a portion of their annual compensation on a pre-tax basis. Company contributions to the plan may be made at the discretion of the Board of Directors. There have been no contributions made by the Company since inception of the plan.

11.  Commitments

     The Company leases its office facilities and certain equipment under various operating and capital leases. Total rent expense under operating leases was approximately $277,500 for the year ended December 31, 1998. Future minimum lease commitments at December 31, 1998 under capital leases and operating leases are as follows:

                                                  Capital        Operating
                                                  leases         leases
                                                  -------        ----------
      1999                                        $24,700        $  381,800
      2000                                         23,900           374,500
      2001                                          5,500           374,500
      2002                                          5,900           374,500
                                                  -------        ----------

     Total minimum lease payments                  60,000        $1,505,300
                                                                 ----------

     Less - Amount representing interest           10,400
                                                  -------

     Present value of minimum lease payments      $49,600
                                                  -------

12.  Acquisitions of the Company (unaudited)

     On September 15, 1999, the Company entered into a purchase and sale agreement with Inktomi Corporation, whereby Inktomi will issue shares of Inktomi common stock in exchange for all of the outstanding equity of the Company with the result that the Company will become a subsidiary of Inktomi Corporation.